Exhibit 99.1

Silvercrest Asset Management Group Inc. Reports Q4 and

Year-end 2013 Results

New York, NY – March 13, 2014 - Silvercrest Asset Management Group Inc. (NASDAQ: SAMG) (the "Company" or "Silvercrest") today reported the results of its operations for the quarter and year ended December 31, 2013.

Business Update

Silvercrest has experienced strong growth in assets under management for the twelve months ended December 31, 2013. We also have experienced strong revenue growth in the three-month period ending December 31, 2013. As of December 31, 2013, assets under management had risen to $15.7 billion from $14.6 billion as of September 30, 2013, due to strong organic growth and investment performance. We are pleased with these results as well as with continued progress in growing our institutional business.

Fourth Quarter 2013 Highlights

•	Assets Under Management (“AUM”) of $15.7 billion at December 31, 2013
•	Revenue of $17.2 million
•	U.S. Generally Accepted Accounting Principles (“GAAP”) consolidated net income and net income attributable to Silvercrest of $4.0 million and $2.0 million, respectively.
•	Basic and diluted net income per share of $0.32
•	Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization (“EBITDA”)[1] of $4.5 million
•	Adjusted net income[1] of $1.9 million
•	Adjusted basic and diluted earnings per share[1] of $0.16 and $0.15, respectively.

The table below presents a comparison of certain GAAP and non-GAAP ("adjusted") financial measures and AUM.

	For the Three Months Ended December 31,		For the Year Ended December 31,
(in thousands except as indicated)	2013	2012	2013	2012
Revenue	$17,157	$14,144	$60,051	$51,690
Income before other income (expense), net	$1,747	$3,985	$16,532	$18,902
Net income	$3,989	$5,654	$17,168	$19,720
Net income attributable to Silvercrest	$2,026	NA	$13,690	NA
Adjusted EBITDA[1]	$4,507	$4,134	$17,324	$14,702
Adjusted EBITDA margin[1]	26.3%	28.9%	28.8%	28.4%
Adjusted net income[1]	$1,868	$2,085	$7,681	$6,725
Adjusted basic earnings per share[1]	$0.16	$0.20	$0.64	$0.66
Adjusted diluted earnings per share[1]	$0.15	$0.20	$0.62	$0.63
Assets under management at period end (billions)	$15.7	$11.2	$15.7	$11.2
Average assets under management (billions)[2]	$15.2	$11.2	$13.5	$10.7

SILVERCREST ASSET MANAGEMENT GROUP LLC

1330 AVENUE OF THE AMERICAS, NEW YORK, NEW YORK 10019 • (212) 649-0600

WWW.SILVERCRESTGROUP.COM

AUM Increased to $15.7 billion

Silvercrest’s AUM increased by $4.5 billion, or 40.2%, to $15.7 billion at December 31, 2013 from $11.2 billion at December 31, 2012.  The increase was attributable to $2.3 billion in market appreciation in addition to net client inflows of $2.2 billion, related primarily to the Ten-Sixty Asset Management, LLC (“Ten-Sixty”) asset acquisition.

Silvercrest’s AUM increased by $1.1 billion, or 10.9%, to $11.2 billion at December 31, 2012 from $10.1 billion at December 31, 2011. The increase was attributable to net client inflows.

Fourth Quarter 2013 vs. Fourth Quarter 2012

Revenue increased by $3.0 million, or 21.3%, to $17.2 million for the three months ended December 31, 2013, from $14.1 million for the three months ended December 31, 2012. This increase was driven primarily by growth in the Company’s management and advisory fees as a result of increased AUM.

Total expenses increased by $5.3 million, or 51.7%, to $15.4 million for the three months ended December 31, 2013 from $10.2 million for the three months ended December 31, 2012. This increase was primarily attributable to an increase in compensation and benefits expense of $6.1 million.  General and administrative expenses decreased by $0.9 million for the three months ended December 31, 2013 from the same period in the prior year.  The increase in compensation and benefits expense was primarily attributable to an increase in the accrual for bonuses of $5.1 million as a result of the recognition of partner incentive payments as compensation expense that began in the third quarter of this year subsequent to the completion of our IPO.  Prior to our IPO, partner incentive payments were treated as distributions of net income when paid.   General and administrative expenses decreased primarily as a result of incurring fees for services rendered in the prior year in connection with a planned initial public offering that was withdrawn in 2012.

Consolidated net income was $4.0 million.  Net income attributable to Silvercrest was $2.0 million, or $0.32 per basic and diluted share for the three months ended December 31, 2013.   The Company’s Adjusted Net Income1 was $1.9 million, or $0.16 and $0.15 per adjusted basic and diluted share4, respectively, for the three months ended December 31, 2013.

Adjusted EBITDA1 was $4.5 million or 26.3% of revenue for the three months ended December 31, 2013 as compared to $4.0 million or 28.9% of revenue for the same period in the prior year.

Year Ended December 31, 2013 vs. Year Ended December 31, 2012

Revenue increased by $8.4 million, or 16.2%, to $60.1 million for the year ended December 31, 2013, from $51.7 million for the year ended December 31, 2012. This increase was driven primarily by growth in the Company’s management and advisory fees as a result of increased AUM.

Total expenses increased by $10.7 million, or 32.7%, to $43.5 million for the year ended December 31, 2013 from $32.8 million for the year ended December 31, 2012. This increase was primarily attributable to an increase in compensation and benefits expense of $11.2 million partially offset by a decrease in general and administrative expenses of $0.5 million. The increase in compensation and benefits expense was primarily attributable to an increase in the accrual for bonuses of $5.1 million as a result of the recognition of partner incentive payments as compensation expense that began in the third quarter of this year subsequent to the completion of our IPO.   Prior to our IPO, partner incentive payments were treated as distributions of net income when paid.  Also, special non-principal bonuses of $0.8 million that were paid in July 2013 upon completion of Silvercrest’s initial public offering, an increase in salaries and benefits expense of $0.8 million and $0.2 million, respectively, as a result of both merit increases and increased headcount, and increased equity-based compensation expense of $0.8 million, primarily due to an increase in the fair value of the Company’s previously issued deferred equity units.  The decrease in general and administrative expenses was primarily due to a reduction in professional fees of $2.5 million as a result of incurring fees for services rendered in the prior year in connection with a planned initial public offering that was withdrawn in 2012.  Furthermore, our sub-advisory fees decreased by $0.3 million as a result of the Ten-Sixty Asset Management, LLC acquisition.  Partially offsetting these decreases was a $0.8 million charge for payments to be made through November 2014 to a relative of our former Chief Executive Officer, an increase in occupancy expense of $0.6 million due to the reversal of a lease abandonment liability in 2012 that was originally recorded in 2009 in connection with reoccupying space in our headquarters resulting in reduced occupancy expenses in 2012, and an increase in various expenses totaling $0.8 million.

The portion of the results for the year ended December 31, 2013 represented by the results for the six months ended June 30, 2013 are those of the Company’s accounting predecessor, Silvercrest L.P., and as a result, did not take into consideration changes related to the Company’s initial public offering3.  Consolidated net income was $17.2 million.  Net income attributable to Silvercrest was $13.7 million, or $1.68 per basic and $1.63 per diluted share/unit for the year ended December 31, 2013.  Weighted average shares/units for the year ended December 31, 2013 includes weighting for our units outstanding, on a converted basis, as of the completion of our initial public offering in addition to the weighted average Class A shares outstanding for the six months ended December 31, 2013.

Silvercrest’s Adjusted Net Income1 was $7.7 million, or $0.64 and $0.62 per adjusted basic and diluted share4, respectively, for the year ended December 31, 2013.

Adjusted EBITDA1 was $17.3 million or 28.8% of revenue for the year ended December 31, 2013 as compared to $14.7 million or 28.4% of revenue for the same period in the prior year.

[1]	Adjusted measures are non-GAAP measures and are explained and reconciled to the comparable GAAP measures in Exhibits 3 and 4.
[2]	The Company has computed average AUM by averaging AUM at the beginning of the applicable period and AUM at the end of the applicable period.
[3]

The Company became the general partner of Silvercrest L.P. on June 26, 2013, but net income of Silvercrest L.P. was allocated to the Company effective July 2013 as allocable net income prior to July 2013 was de minimis.  Accordingly, the portion of the Consolidated Statements of Operations for the year ended December 31, 2013 represented by the six months ended June 30, 2013 does not represent earnings attributable to the Class A stockholders.

[4]

Adjusted basic and diluted earnings per share measures for the year ended December 31, 2013 are based on the number of shares of Class A common stock and Class B common stock outstanding as of December 31, 2013.

Liquidity and Capital Resources

Cash and cash equivalents were $27.1 million at December 31, 2013, compared to $13.4 million at December 31, 2012. Silvercrest L.P. had notes payable of $8.3 million at December 31, 2013 and $3.3 million at December 31, 2012.    As of December 31, 2013, the principal balance on our revolving credit facility with City National Bank was $3.0 million.  In July 2013, Silvercrest completed its initial public offering of 4,790,684 of its Class A common shares at $11.00 per share (the “IPO”).  Silvercrest’s stock began trading on June 27, 2013 on NASDAQ under the symbol “SAMG”.  The net proceeds from the IPO, which were received on July 2, 2013, were $47.8 million.  In connection with the IPO, the Company used a portion of the net proceeds to purchase 3,540,684 Class B units from partners of Silvercrest L.P. for $35.4 million.  The amounts due to Silvercrest L.P. partners were paid out on July 2, 2013.  Furthermore, on July 12, 2013, Silvercrest sold an additional 718,603 shares of its Class A common stock at $11.00 per share pursuant to the underwriters’ exercise in full of the over-allotment option that Silvercrest granted to the underwriters in connection with its IPO.  The net proceeds from this exercise, which were received on July 12, 2013, were $7.4 million.

Total stockholders' equity was $41.2 million at December 31, 2013.  The Company had 7,522,974 million shares of Class A common stock outstanding and 4,464,617 million shares of Class B common stock outstanding at December 31, 2013.

Non-GAAP Financial Measures

To provide investors with additional insight, promote transparency and allow for a more comprehensive understanding of the information used by management in its financial and operational decision-making, the Company supplements its consolidated financial statements presented on a basis consistent with GAAP with Adjusted EBITDA, Adjusted EBITDA margin, Adjusted Net Income, and Adjusted Earnings Per Share which are non-GAAP financial measures of earnings.  These adjustments, and the non-GAAP financial measures that are derived from them, provide supplemental information to analyze the Company’s operations between periods and over time. Investors should consider the Company’s non-GAAP financial measures in addition to, and not as a substitute for, financial measures prepared in accordance with GAAP.

Conference Call

The Company will host a conference call on March 14, 2014, at 8:30am (Eastern Time) to discuss these results. Hosting the call will be Richard R. Hough III, Chief Executive Officer and President and Scott A. Gerard, Chief Financial Officer. Listeners may access the call by dialing 1-866-394-9665 or for international listeners the call may be accessed by dialing 1-253-237-1128.  An archived replay of the call will be available after the completion of the live call on the Investor Relations page of the Silvercrest website at http://ir.silvercrestgroup.com/.

Forward-Looking Statements And Other Disclosures

Certain statements in this release, and other written or oral statements made by or on behalf of the Company, are "forward-looking statements" within the meaning of the federal securities laws. Statements regarding future events and developments and Silvercrest’s future performance, as well as management's current expectations, beliefs, plans, estimates or projections relating to the future, are forward-looking statements within the meaning of these laws. These forward-looking statements are only predictions based on current expectations and projections about future events. These forward-looking statements are subject to a number of risks and uncertainties, and there are important factors that could cause actual results, level of activity, performance or achievements to differ materially from the results, level of activity, performance or achievements expressed or implied by the forward-looking statements. Among the important factors that could cause actual results, level of activity, performance or achievements to differ materially from those indicated by such forward-looking statements are: fluctuations in quarterly and annual results, incurrence of net losses, adverse effects of management focusing on implementation of a growth strategy, failure to develop and maintain the Silvercrest brand and other factors disclosed in the Company's filings with the Securities and Exchange Commission, including those factors listed under the caption entitled “Risk Factors" in the Company's prospectus dated June 26, 2013, filed with the Securities and Exchange Commission in accordance with Rule 424(b) and the Securities Act of 1933, as amended. The Company undertakes no obligation to update any forward-looking statements in order to reflect events or circumstances that may arise after the date of this release.  Any discrepancies included in this release between totals and the sums of the amounts listed are due to rounding.

About Silvercrest

Silvercrest was founded in April 2002 as an independent, employee-owned registered investment adviser. With offices in New York, Boston, Charlottesville and Los Angeles, Silvercrest provides traditional and alternative investment advisory and family office services to wealthy families and select institutional investors.

Silvercrest Asset Management Group Inc.

Contact: Richard Hough

212-649-0601

rhough@silvercrestgroup.com

Exhibit 1

Silvercrest Asset Management Group Inc.

Consolidated Statements of Operations

(in thousands, except share and per share amounts or as noted)

	For the year ended December 31,
	2013	2012	2011
	(Unaudited)
Revenue
Management and advisory fees	$53,465	$46,069	$37,869
Performance fees and allocations	1,830	714	85
Family office services	4,756	4,907	4,833
Total revenue	60,051	51,690	42,787
Expenses
Compensation and benefits	30,322	19,108	17,492
General and administrative	13,197	13,680	10,849
Total expenses	43,519	32,788	28,341
Income before other income (expense), net	16,532	18,902	14,446
Other income (expense), net
Loss on forgiveness of notes receivable	-	-	(34)
Other income (expense), net	3,118	123	(210)
Interest income	92	145	187
Interest expense	(447)	(304)	(164)
Equity income from investments	21	1,911	950
Total other income (expense), net	2,784	1,875	729
Income before provision for income taxes	19,316	20,777	15,175
Provision for income taxes	(2,148)	(1,057)	(566)
Net income	$17,168	$19,720	$14,609
Less: net income attributable to non-controlling interests	(3,478)
Net income attributable to Silvercrest	$13,690
Net income per share/unit:
Basic	$1.68	$1.87	$1.46
Diluted	$1.63	$1.84	$1.40
Weighted average shares/units outstanding:
Basic	8,145,476	10,544,323	10,004,227
Diluted	8,374,025	10,690,775	10,443,317

Exhibit 2

Silvercrest Asset Management Group Inc.

Consolidated Statements of Operations

(Unaudited and in thousands, except share and per share amounts or as noted)

	For the three months ended December 31,
	2013	2012
Revenue
Management and advisory fees	$14,220	$12,199
Performance fees and allocations	1,813	664
Family office services	1,124	1,281
Total revenue	17,157	14,144
Expenses
Compensation and benefits	10,809	4,693
General and administrative	4,601	5,466
Total expenses	15,410	10,159
Income before other income (expense), net	1,747	3,985
Other income (expense), net
Other income (expense), net	3,032	33
Interest income	7	25
Interest expense	(159)	(45)
Equity income from investments	21	1,911
Total other income (expense), net	2,901	1,924
Income before provision for income taxes	4,648	5,909
Provision for income taxes	(659)	(255)
Net income	$3,989	$5,654
Less: net income attributable to non-controlling interests	(1,963)
Net income attributable to Silvercrest	$2,026
Net income per share/unit:
Basic	$0.32	$0.54
Diluted	$0.32	$0.53
Weighted average shares/units outstanding:
Basic	6,390,588	10,547,365
Diluted	6,390,588	10,693,816

Exhibit 3

Silvercrest Asset Management Group Inc.

Reconciliation of GAAP to non-GAAP (“Adjusted”) Adjusted EBITDA Measure

(Unaudited and in thousands, except share and per share amounts or as noted)

Adjusted EBITDA	Three Months Ended December 31,		Year Ended December 31,
	2013	2012	2013	2012
Reconciliation of non-GAAP financial measure:
Net income	$3,989	$5,654	$17,168	$19,720
Provision for income taxes	659	255	2,148	1,057
Delaware Franchise Tax	125	-	125	-
Interest expense	159	45	447	304
Interest income	(7)	(25)	(92)	(145)
Partner/member incentive allocations (A)	-	(5,157)	(6,000)	(12,129)
Depreciation and amortization	489	474	1,944	1,918
Equity-based compensation	753	165	2,222	1,416
Other adjustments (B)	(1,659)	2,723	(639)	2,561
Adjusted EBITDA	$4,507	$4,134	$17,324	$14,702
Adjusted EBITDA Margin	26.3%	29.2%	28.8%	28.4%

(A)

Partner/member incentive allocations have historically been treated as distributions of net income and recorded when paid. Upon the completion of Silvercrest’s reorganization and initial public offering, the Company accounts for partner incentive payments as an expense in its statement of operations. Accordingly, this had the effect of increasing compensation expense relative to the amounts that had been recorded historically in the Company’s financial statements.

(B)	Other adjustments consist of the following:

Loss on sub-lease (a)	$(14)	$(22)	$(77)	$(85)
Lease abandonment (reversal)/charge (b)	-	-	-	(662)
Client Reimbursement	249	12	249	12
Fund redemption costs (c)	-	(13)	-	(4)
IPO professional fees (d)	60	2,526	83	2,892
IPO-related non-principal bonuses	-	-	754	-
Acquisition costs (e)	37	85	127	121
Severance	-	79	-	79
Insurance Proceeds (f)	(3,010)	-	(3,010)	-
Other (g)	1,017	56	1,235	208
Total other adjustments	$(1,659)	$2,723	$(639)	$2,561

(a)

Reflects the amortization recognized, on a present value basis, between the per square foot rental rate for the Company’s primary lease and a sub-lease that the Company signed in 2011 with a sub-tenant for its headquarters in New York.

(b)

Reflects the reversal of the remaining rent expense on a portion of the Company’s unutilized space at its headquarters that the Company abandoned in 2009 and reoccupied in May 2012. A portion of this space is subleased through September 29, 2017.

(c)

Includes the costs associated with the reimbursement to one of the Company’s funds for the difference between the value of certain investor redemptions and the actual proceeds of the underlying securities in 2012 and 2011.

(d)	Represents professional fees incurred in conjunction with the preparation and reporting related to our IPO.
(e)

Reflects the legal and accounting fees associated with the closing of the Ten-Sixty asset acquisition in 2013, legal fees related to various strategic initiatives in 2013, and the MW Commodity Advisors, LLC (“Commodity Advisors”) acquisition in 2012. Also reflects transition expenses related to integrating the Ten-Sixty acquisition in 2013, and expenses related to relocating Milbank Winthrop & Co. personnel and operations to the Company’s headquarters that were incurred during the year ended December 31, 2012.

(f)	Represents proceeds to the Company which was the beneficiary on a key-man policy in the name of our former Chief Executive Officer
(g)

In 2013, represents the accrual of Quarterly Income Payments, as defined in the MW Commodity Advisors, LLC purchase agreement, a fair value adjustment to the Milbank contingent consideration of $148, and a $781 charge related to payments to be made through November 2014 to a relative of our former Chief Executive Officer and $30 in related legal fees.   Also, $37 of

legal fees related to the simultaneous redemption and contribution of investors of one of the Silvercrest funds into one of the Milbank funds.  In 2012, represents a fair value adjustment to the Milbank contingent consideration of ($42), a non-recurring catch-up operating escalation from our landlord of $97, and $153 of expenses incurred related to our 10th anniversary client event.  Represents the accrual of Quarterly Income Payments, as defined in the Commodity Advisors purchase agreement, related to the Commodity Advisors acquisition and other one-time costs related to client promotion and the relocation of a partner of Silvercrest L.P.

Exhibit 4

Silvercrest Asset Management Group Inc.

Reconciliation of GAAP to non-GAAP (“Adjusted”)
Adjusted Net Income and Adjusted Earnings Per Share Measures
(Unaudited and in thousands, except per share amounts or as noted)

Adjusted Net Income and Adjusted Earnings Per Share	Three Months Ended December 31,		Year Ended December 31,
	2013	2012	2013	2012
Reconciliation of non-GAAP financial measure:
Consolidated net income	$3,989	$5,654	$17,168	$19,720
Consolidated GAAP provision for income taxes	659	255	2,148	1,057
Delaware Franchise Tax	125	-	125	-
Partner/member incentive allocations (See A in Exhibit 3)	-	(5,157)	(6,000)	(12,129)
Other adjustments (See B in Exhibit 3)	(1,659)	2,723	(639)	2,561
Adjusted income before provision for income taxes	$3,114	$3,475	$12,802	$11,209
Adjusted provision for income taxes:
Adjusted provision for income taxes (40% assumed tax rate)	(1,246)	(1,390)	(5,121)	(4,484)
Adjusted net income	$1,868	$2,085	$7,681	$6,725
Adjusted earnings per share/unit:
Basic	$0.16	$0.20	$0.64	$0.66
Diluted	$0.15	$0.20	$0.62	$0.63
Shares/units outstanding:
Basic Class A shares outstanding	7,523	-	7,523	-
Basic Class B shares/units outstanding	4,465	10,213	4,465	10,213
Total basic shares/units outstanding	11,988	10,213	11,988	10,213
Diluted Class A shares outstanding	7,523	-	7,523	-
Diluted Class B shares/units outstanding (C)	4,869	10,689	4,869	10,689
Total diluted shares/units outstanding	12,392	10,689	12,392	10,689

(C)

Includes 175,298 unvested deferred equity units as of December 31, 2013.  Also, 228,549 and 146,452 performance units which are conditionally issuable units that would be issuable if December 31, 2013 and 2012, respectively, was the end of the contingency period are included.

Exhibit 5

Silvercrest Asset Management Group Inc.

Condensed Consolidated Statements of

Financial Condition
(in thousands)

	December 31, 2013	December 31, 2012
Assets	(Unaudited)
Cash and cash equivalents	$27,122	$13,443
Restricted certificates of deposit and escrow	1,021	1,020
Investments	103	1,980
Receivables, net	5,405	3,675
Due from Silvercrest Funds	2,653	1,622
Furniture, equipment and leasehold improvements, net	1,913	2,061
Goodwill	20,031	15,891
Intangible assets, net	12,589	12,363
Deferred tax asset – tax receivable agreement	25,022	-
Prepaid expenses and other assets	4,868	399
Total assets	$100,727	$52,454
Liabilities, Redeemable Partners’ Capital and Stockholders’ Equity/Partners’ Deficit
Accounts payable and accrued expenses	$6,587	$4,513
Accrued compensation	17,424	3,656
Notes payable	8,303	3,315
Borrowings under revolving credit facility	3,000	-
Deferred rent	1,742	2,268
Deferred tax and other liabilities	15,506	565
Total liabilities	52,562	14,317
Redeemable partners’ capital	-	102,017
Notes receivable from partners	-	(3,410)
Total redeemable partners’ capital	-	98,607
Commitments and Contingencies
Stockholders’ Equity/Partners' Capital
Preferred Stock, par value $0.01,
10,000,000 shares authorized; none issued and outstanding	-	-
Class A Common Stock, par value $0.01,
50,000,000 shares authorized; 7,522,974 issued and outstanding	75	-
Class B Common Stock, par value $0.01,
25,000,000 shares authorized; 4,464,617 issued and outstanding	45	-
Additional Paid-In Capital	39,003	-
Retained earnings	2,099	-
Partners’ capital	-	47,904
Excess of liabilities, redeemable partners’ capital and partners’ capital over assets	-	(108,374)
Total stockholders’ equity/partners’ deficit	41,222	(60,470)
Non-controlling interests	6,943	-
Total stockholders’ equity/partners’ deficit	48,165	(60,470)
Total liabilities, redeemable partners’ capital and stockholders’ equity/partners’ deficit	$100,727	$52,454

Exhibit 6

Silvercrest Asset Management Group Inc.

Total Assets Under Management

(Unaudited and in billions)

Total Assets Under Management:

	Three Months Ended December 31,		% Change From December 31,
	2013	2012	2012
Beginning assets under management	$14.6	$11.2	30.4%
Gross client inflows	1.0	2.4	-58.3%
Gross client outflows	(0.7)	(2.6)	-73.1%
Market appreciation	0.8	0.1	700.0%
Ending assets under management	$15.7	$11.2	40.8%

	Year Ended December 31,		% Change From December 31,
	2013	2012	2012
Beginning assets under management	$11.2	$10.1	10.9%
Gross client inflows	6.0	7.3	-17.8%
Gross client outflows	(3.8)	(6.9)	-44.9%
Market appreciation	2.3	0.6	283.3%
Ending assets under management	$15.7	$11.2	40.8%

Exhibit 7

Silvercrest Asset Management Group Inc.

Discretionary Assets Under Management

(Unaudited and in billions)

Discretionary Assets Under Management:

	Three Months Ended December 31,		% Change From December 31,
	2013	2012	2012
Beginning assets under management	$9.2	$8.1	13.6%
Gross client inflows	0.7	2.2	-68.2%
Gross client outflows	(0.4)	(2.4)	-83.3%
Market appreciation	0.6	-
Ending assets under management	$10.1	$8.0	27.0%

	Year Ended December 31,		% Change From December 31,
	2013	2012	2012
Beginning assets under management	$8.0	$7.0	14.3%
Gross client inflows	3.5	6.7	-47.8%
Gross client outflows	(3.0)	(6.3)	-52.4%
Market appreciation	1.6	0.5	220.0%
Ending assets under management	$10.1	$8.0	27.0%

Exhibit 8

Silvercrest Asset Management Group Inc.

Non-Discretionary Assets Under Management

(Unaudited and in billions)

Non-Discretionary Assets Under Management:

	Three Months Ended December 31,		% Change From December 31,
	2013	2012	2012
Beginning assets under management	$5.4	$3.1	74.2%
Gross client inflows	0.3	0.2	50.0%
Gross client outflows	(0.3)	(0.2)	50.0%
Market appreciation	0.2	0.1	100.0%
Ending assets under management	$5.6	$3.1	78.3%

	Year Ended December 31,		% Change From December 31,
	2013	2012	2012
Beginning assets under management	$3.1	$3.1	0.0%
Gross client inflows	2.5	0.6	316.7%
Gross client outflows	(0.7)	(0.6)	16.7%
Market appreciation	0.7	0.1	600.0%
Ending assets under management	$5.6	$3.1	78.3%

Exhibit 9

Silvercrest Asset Management Group Inc.

Equity Investment Strategy Composite Performance1, 2

As of December 31, 2013

(Unaudited)

PROPRIETARY EQUITY PERFORMANCE	ANNUALIZED PERFORMANCE
AS OF 12/31/13	INCEPTION	1-YEAR	3-YEAR	5-YEAR	7-YEAR	INCEPTION
Large Cap Value Composite	4/1/02	34.2	15.0	17.9	7.0	8.2
Russell 1000 Value Index		32.5	16.1	16.7	4.5	6.9
Small Cap Value Composite	4/1/02	38.7	17.8	20.7	12.6	12.0
Russell 2000 Value Index		34.5	14.5	17.6	5.4	8.8
Smid Cap Value Composite	10/1/05	33.5	16.4	20.0	9.4	10.2
Russell 2500 Value Index		33.3	15.4	19.6	6.4	7.9
Multi Cap Value Composite	7/1/02	34.3	16.2	19.6	9.0	9.5
Russell 3000 Value Index		32.7	15.9	16.8	4.6	8.0
Equity Income Composite	12/1/03	34.2	17.2	18.0	9.6	12.2
Russell 3000 Value Index		32.7	15.9	16.8	4.6	8.2
Focused Value Composite	9/1/04	37.1	14.6	20.8	8.1	11.1
Russell 3000 Value Index		32.7	15.9	16.8	4.6	7.8

[1]

Returns are based upon a time weighted rate of return of various fully discretionary equity portfolios with similar investment objectives, strategies and policies and other relevant criteria managed by SAMG LLC. Performance results are gross of fees and net of commission charges. An investor’s actual return will be reduced by the advisory fees and any other expenses it may incur in the management of the investment advisory account.   SAMG LLC’s standard advisory fees are described in Part 2 of its Form ADV. Actual fees and expenses will vary depending on a variety of factors, including the size of a particular account. An investor’s actual return will be reduced by the advisory fees and any other expenses it may incur in the management of the investment advisory account.  Investment management fees have a compounding effect on cumulative results.  For example, assume SAMG LLC achieves a 10% annual return prior to the deduction of fees each year for a period of 10 years.  If an annual investment management fee of 1% of assets under management for the 10 year period were charged, the resulting annual average return after fees would be reduced to 8.9%.  Returns greater than one year are shown as annualized compounded returns and include gains and accrued income and reinvestment of distributions. Past performance is no guarantee of future results. This piece contains no recommendations to buy or sell securities or a solicitation of an offer to buy or sell securities or investment services or adopt any investment position. This piece is not intended to constitute investment advice and is based upon conditions in place during the period noted. Market and economic views are subject to change without notice and may be untimely when presented here. Readers are advised not to infer or assume that any securities, sectors or markets described were or will be profitable.  SAMG LLC is an independent investment advisory and financial services firm created to meet the investment and administrative needs of individuals with substantial assets and select institutional investors. SAMG LLC claims compliance with the Global Investment Performance Standards (GIPS®).

[2]	The market indices used to compare to the performance of Silvercrest’s strategies are as follows:

The Russell 1000 Index is a capitalization-weighted, unmanaged index that measures the 1000 smallest companies in the Russell 3000. The Russell 1000 Value Index is a capitalization-weighted, unmanaged index that includes those Russell 1000 Index companies with lower price-to-book ratios and lower expected growth values.

The Russell 2000 Index is a capitalization-weighted, unmanaged index that measures the 2000 smallest companies in the Russell 3000. The Russell 2000 Value Index is a capitalization-weighted, unmanaged index that includes those Russell 2000 Index companies with lower price-to-book ratios and lower expected growth values.

The Russell 2500 Index is a capitalization-weighted, unmanaged index that measures the 2500 smallest companies in the Russell 3000. The Russell 2500 Value Index is a capitalization-weighted, unmanaged index that includes those Russell 2000 Index companies with lower price-to-book ratios and lower expected growth values.

The Russell 3000 Value Index is a capitalization-weighted, unmanaged index that measures those Russell 3000 Index companies with lower price-to-book ratios and lower forecasted growth.

Exhibit 10

Silvercrest Asset Management Group Inc.

Model Portfolio Performance

As of December 31, 2013

(Unaudited)

MODEL PORTFOLIO PERFORMANCE	ANNUALIZED PERFORMANCE
AS OF 12/31/13	INCEPTION	1-YEAR	3-YEAR	5-YEAR	7-YEAR	INCEPTION
Income Portfolio	5/1/03	13.4	7.7	9.9	6.1	7.0
25/45/30% S&P 500, Barclays Aggregate, HFRI FOF Comp		9.6	6.4	8.5	4.8	6.0
Balanced Portfolio	5/1/03	18.4	8.8	12.6	6.6	8.2
50/30/20% S&P 500, Barclays Aggregate, HFRI FOF Comp		17.0	9.7	12.0	5.7	7.3
Growth Portfolio	5/1/03	27.6	11.7	17.9	7.3	9.7
80/10/10% S&P 500, Barclays Aggregate, HFRI FOF Comp		26.4	13.6	15.8	6.1	8.4

These model portfolios are not actual strategies in which clients can invest or allocate assets.  They are hypothetical combinations of: (i) internally-managed strategies in which clients are invested and (ii) externally-managed funds or products in which clients are invested.  We track three such portfolios depending on the overall strategy by which the securities purchased may be characterized.  They are Income, Growth, and Balanced (Income and Growth).  The returns shown assume annual rebalancing and reinvestment of dividends over the entirety of each of the periods shown.   Some of the underlying returns used to calculate each portfolio’s returns were net of fees and some were gross of fees. The rates of return for each of the three portfolios are presented gross of investment management fees and custody fees, but include the deduction of estimated brokerage commissions and transaction costs. An investor’s actual return on a portfolio of the type shown would be reduced by the advisory fees and any other expenses it may incur in the management of the investment advisory account. For example, assume the Firm achieves a 10% annual return prior to the deduction of fees each year for a period of 10 years. If an annual investment management fee of 1% of assets under management for the 10 year period were charged, the resulting annual average return after fees would be reduced to 8.9%. Silvercrest’s standard annual asset-based fee schedule is described in Part 2 of its Form ADV, and outsourced Manager’s standard annual asset-based fee schedules are described in Part 2 of each of their Form ADVs. Actual fees and expenses will vary depending on a variety of factors, including the size of a particular account. Generally, investment management fees are charged based upon the size of the portfolio, computed quarterly. An investor’s actual result would be different from those portrayed in the models. A reader should not infer or assume that any portfolio is appropriate to meet the objectives, situation or needs of a particular investor, as the implementation of any financial strategy, and the purchase or sale of any security, should only be made after consultation with an attorney, tax advisor and investment advisor.  Past performance is no indication of future results.

The benchmark is a composite of the S&P 500 Index, the Barclays Capital Aggregate Index, and the HFRI Fund of Funds Composite Index.  Each index’s blend is rebalanced annually.  Index returns do not reflect a deduction for fees or expenses.  Investors cannot invest directly in any of these indices.

The market indices used to compare to the performance of Silvercrest’s strategies are as follows:

The Barclays Capital Aggregate Index is an index of investment grade government and corporate bonds with a maturity of more than one year.

The S&P 500 Index is a capitalization-weighted, unmanaged index that measures 500 widely held US common stocks of leading companies in leading industries, representative of the broad US equity market.

The HFRI Fund of Funds Composite Index is an index that is equal weighted, net of fees, and comprised of over 1,500 funds which report to Hedge Fund Research.